As filed with the Securities and Exchange Commission on November 22, 2002

Registration No. 333-

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANTICUS INTERNATIONAL CORPORATION

(Name of small business issuer in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	8200 (Primary Standard Industrial Classification Code Number)	98-0375504 (I.R.S. Employer Identification No.)

1480 Oak Ridge Road, Kelowna, B.C.,  V1W 3A9    Phone (250) 764-0221

(Address and telephone number of principal executive offices)

CSC Services of Nevada, Inc.

502 East John Street, Carson City, Nevada, 89706   (775) 882-3072

(Name, address and telephone numbers of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

David J. Siebenga, Esq., Siebenga & Associates

12657 - 93 Avenue, Surrey, B.C. V3V 7J6    Phone (604) 582-8807 - Fax (604) 584-7933

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common	750,000	$0.10	$75,000.00	$6.90

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Anticus International Corporation

750,000 Shares of

Common Stock

This is a public offering of 750,000 shares of common stock of Anticus International Corporation (“Anticus”).

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 4 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The Offering:

750,000 Shares Offered	Price Per Share	Total
Public Price	$0.10	$75,000
Underwriting Discounts and Commissions		$ 0.00
Total		$75,000

This is a best efforts public offering, with no minimum purchase requirement.

1. Anticus is not using an underwriter for this offering.

2. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.  Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  Any funds raised from this offering will be immediately available to Anticus International Corporation for its use.

3. The closing date for this offering is March 31, 2003.

The information in this prospectus is not complete and may be changed.  Anticus International Corporation may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is November 22, 2002.

TABLE OF CONTENTS

Item No.	Item in Form SB-2 Prospectus Caption	Page No.
1	Front of Registration Statement and Outside Front Cover Page of Prospectus	1
2	Prospectus Cover Page	2
3	Prospectus Summary and Risk Factors *Failure to Secure Additional Financing May Affect our Company’s Ability to Survive. *Potential Inability of Directors to Devote Sufficient Time to the Operation of the Business *Unproven Profitably Due to Lack of Operating History. *No Minimum Share Purchase Requirement. *Difficulty For Anticus Stockholders to Resell Their Stock Due to a Lack of Public Trading Market *Anticus’ Auditor has Expressed Doubts as to the Company’s Ability to Continue as a Going Concern.	4
4	Use of Proceeds	5
5	Determination of Offering Price	8
6	Dilution	8
7	Selling Security Holders	8
8	Plan of Distribution	8
9	Legal Proceedings	9
10	Directors, Executive Officers, Promoters and Control Persons	9
11	Security Ownership of Certain Beneficial Owners and Management	11
12	Description of Securities	11
13	Interest of Named Experts and Counsel	12
14	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	12
15	Organization within Last Five Years	12
16	Description of Business	12
17	Plan of Operation	15
18	Description of Property	17
19	Certain Relationships and Related Transactions	17
20	Market for Common Equity and Related Stockholder Matters	18
21	Executive Compensation	19
22	Financial Statements	19/F-1
23	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	19
24	Indemnification of Directors and Officers	II-1
25	Other Expenses of Issuance and Distribution	II-1
26	Recent Sales of Unregistered Securities	II-2
27	Exhibits	II-2
28	Undertakings	II-3
	Signatures	II-4

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Item 3.   Prospectus Summary and Risk Factors

The Company

Anticus International Corporation was incorporated on May 1, 2002, in the State of Nevada.  The Company's principal executive offices are located at 1480 Oak Ridge Rd, Kelowna, British Columbia, Canada, V1W 3A9.  Our telephone number is (250) 764-0221. As of the date of this prospectus, we have no revenue or operations.

Although our corporate name includes the word international, we do not yet conduct international operations.  We are a development stage company.  We have not had any revenues or operations and we have few assets.  We do not expect to have revenues until at least three months after this registration becomes effective.

Since incorporation we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.  Anticus International Corporation has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

We are in the process of establishing ourselves as a specialty educational service for the hospitality industry.  We intend to provide job-related training for both entry-level employees and also employees of small to medium sized food service establishments.  In addition, we intend to provide a pool of available trained prospective employees for placement agencies.

Summary of Financial Information

As at September 30, 2002
Current Assets	$16,000
Current Liabilities	4,015
Shareholders’ Equity	$12,003
From May 1, 2002 to September 30, 2002
Revenue	$0
Net Loss	$4,997

We have not begun operations and are currently without revenue.  Our company has no employees at the present time.  As at September 30, 2002, our accumulated deficit was $4,997.  We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

The Offering

Common Shares Outstanding Before This Offering	2,600,000
Maximum Shares Being Offered	750,000
Maximum Common Shares Outstanding After This Offering	3,350,000

Anticus International Corporation is authorized to issue 75,000,000 shares of common stock.  Officers and Directors collectively own 2,600,000 shares of restricted common stock.

This offering consists of 750,000 shares of Anticus International Corporation common stock.  The offering price is $0.10 per share.  No Officers, Directors or significant investors own any of the shares being offered.

There is currently no public market for the common stock of Anticus, as it is presently not traded on any market or securities exchange.

Risk Factors

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Anticus International Corporation.  Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

Failure to Secure Additional Financing May Affect our Company’s Ability to Survive.

We may require additional financing in order to establish profitable operations.  Such financing, if required, may not be forthcoming.  Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have a very serious, if not fatal, effect on our Company's ability to survive.

Potential Inability of Directors to Devote Sufficient Time to the Operation of the Business

Presently the Directors of the Company allocate only a portion of their time to the operation of the Company’s business.  Should the business develop faster than anticipated, the Directors may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern.

Unproven Profitably Due to Lack of Operating History.

Anticus International Corporation was formed on May 1, 2002.  As of this date, we do not have any revenues or operations, and we have few assets.  We do not expect to have revenues until at least two months after this prospectus becomes effective.

Due to our lack of operating history, the revenue and income potential of our business is unproven.  If we cannot successfully implement our business strategies, we may not be able to generate sufficient revenues to operate profitably.

No Minimum Share Purchase Requirement.

The offering is not subject to any minimum share purchase requirement.  Consequently, the early investor is not assured of any other, later shares being sold.  You may be the only purchaser.

Difficulty For Anticus Stockholders to Resell Their Stock Due to a Lack of Public Trading Market

There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future.  We intend to have its common stock quoted on the OTC Bulletin Board as soon as practicable.  However, there can be no assurance that the Company's shares will be quoted on the OTC Bulletin Board.  Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock.  If a market for our common stock does develop, our stock price may be volatile.

Anticus’ Auditor has Expressed Doubts as to the Company’s Ability to Continue as a Going Concern.

In the opinion of our auditor, since we have not generated revenue from operations, it raises substantial doubt about Anticus’ ability to continue as a going concern.

Item 4. Use of Proceeds

We intend to raise $75,000 from the sale of 750,000 shares of common stock at $0.10 per share.  This offering has a maximum amount of $75,000 and no minimum.  The Company has no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

Readers will note that the company has already raised a total of $17,000 from the sale of common stock.  The total amount of $17,000 has been raised from the sale of stock to Officers and Directors: the sale of this stock is restricted and is not being registered in this offering.  The offering expenses associated with this offering are estimated to be $15,000.  As at September 30, 2002, we had a balance of $16,018 in cash.  This will allow us to pay the entire expenses of this offering from cash on hand.  None of the offering expenses are to be paid out of the proceeds of this offering.  The entire sum of monies we raise from this offering will be used to finance the Company’s Plan of Operations.  One of the purposes of the offering is to create an equity market, which allows us to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

The following table indicates how our company intends to use these proceeds of this offering.

Proceeds from Sale of Common Stock Restricted Stock Proceeds from this offering Gross Aggregate Proceeds from Sale of Common Stock	17,000 75,000 $92,000
Offering Expenses Attorney Fees Audit Fees Transfer Agent Fees Registration Fees Total Offering Expenses	10,000 3,500 1,400 100 $15,000
Organizational Costs Cash on hand	1,000 1,000
Net Proceeds after Offering Expenses	$75,000

Expenses

Curriculum Development

Educational and Training Material

Training Expense

Website Development

Website Hosting and Telecom

Marketing and Promotional Expenses

Travel and Accommodations

Legal and Accounting Fees

Consulting and Professional Fees

Furniture and Equipment

Miscellaneous Administrative Costs

Total

15,000 9,000 4,000 5,000 3,000 10,000 8,000 6,000 6,000 5,000 4,000 $75,000

The above expenditure items are defined as follows:

Curriculum Development:  This expense refers to the cost of development of the curriculum that we intend to use in our student training sessions.

Educational and Training Material:  This expense will provide the funds necessary to develop the student manuals as well as visual aids for use during classroom instruction.  It will include the cost of purchasing appropriate software for the training sessions.

Training Expense:  This expense will provide the funds necessary for a minimal amount of service specific training for personnel.  It will cover items such as room and equipment rental for training seminars, copying and printing costs for training manuals and other material.

Website Development:  This expense is the cost associated with development of our website. Since the website will be used as a means to promote our service, preliminary website development will begin as soon as we have the funds available.

Website Hosting and Telecom:  This item refers to the cost of hosting our website and basic monthly telephone and fax communication services.  The amount indicated covers the first year of operations.

Marketing and Promotional Expenses:  This item refers to the cost of a basic marketing campaign and the provision of a minimal amount of educational product information to our customers and interested businesses and individuals.  We expect to begin incur these costs during the second month of operations after the effective date of this prospectus, and to continue throughout the remainder of the year.

Travel and Accommodations:  These costs are for travel that will be necessary to establish facilities for classroom instruction.  It will include travel costs incurred while developing strategic alliances with employment placement agencies, secondary schools, and governmental agencies as well as recruiting potential students and clients.

Legal and Accounting Fees:  This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company.  We expect to be making these expenditures throughout the year, commencing on the effective date of this registration.

Consulting and Professional Fees:  This expenditure item refers to the total cost of consulting with educational and hospitality industry experts.

Furniture and Equipment:  This expenditure refers to items such as a computer, visual aid equipment, tables and chairs, and other similar items.  Our Company expects to be making these purchases during the second month of operation after the effective date of this prospectus.

Miscellaneous Administrative Costs:  This expense refers to any small miscellaneous costs that have not been otherwise listed - such as bank service charges and sundry items.  This amount will cover such costs during the first year of operation.

There is no assurance that Anticus will raise the full $75,000 as anticipated. The following is the break down of how Management intends to use the proceeds if only 10 percent, 50 percent, or 75 percent of the total offering amount is raised:

Expenditure Item	10%	50%	75%	100%
Curriculum Development	2,000	10,000	13,000	15,000
Educational and Training Material	2,000	5,000	7,000	9,000
Training Expense	0	3,000	3,000	4,000
Website Development	2,000	3,000	4,000	5,000
Website Hosting and Telecom	0	2,000	2,500	3,000
Marketing and Promotional Expenses	1,000	5,000	8,000	10,000
Travel and Accommodations	0	1,000	5,000	8,000
Legal and Accounting Fees	0	1,000	2,000	6,000
Consulting and Professional Fees	0	3,000	5,000	6,000
Furniture and Equipment	0	3,000	4,000	5,000
Miscellaneous Administrative Costs	500	1,500	2,750	4,000
Total	$ 7,500	$ 37,500	$ 56,250	$75,000

If only 10% of the offering is sold, we will continue with our development plans.  However, only the most necessary tasks will be undertaken.  Most of the curriculum development and educational and training material will be placed on hold until sufficient capital becomes available.  We anticipate that the $7,500 plus cash on hand will be sufficient to sustain us during the short-term. However, there would be insufficient funds available for furtherance of the plan of operations as detailed in Item 17 of this prospectus.

In the event that only 50% of the offering amount is raised, we would be able to further our plan of operation; however, the Company's activities will be severely restricted.  We would develop our basic curriculum and produce some training material. However, marketing and travel would be severely restricted.  Only a minimal amount would be spent on consulting and professional fees. Without the ability to aggressively pursue our plan of operations, it is likely that we will take much longer to build a profitable business.

If 75% of the total offering amount is raised, there will be sufficient funds to pay a significant portion of all budgeted expenditure items.

The money Anticus has raised thus far from selling stock to its Officers and Directors will be sufficient to pay all expenses of this offering, which we estimate to be $15,000.  The total amount of the money raised from the sale of the 750,000 shares we are offering will be used for the purpose of furthering the Company's plan of operation, as detailed in Item 17 of this filing.

Item 5. Determination of Offering Price

There is no established market for our stock. The offering price for shares sold pursuant to this offering is set at $0.10.  Of the 2,600,000 shares of stock already purchased by Officers and Directors, 1,000,000 shares were sold for $0.001 per share and the remaining 1,600,000 shares were sold for $0.01 per share. All of the 2,600,000 shares of outstanding stock are restricted.  The additional factors that were included in determining the sales price are the lack of liquidity since there is no present market for our stock and the high level of risk considering our lack of operating history.

Item 6. Dilution

Anticus is offering shares of its common stock for $.10 per share through this offering. Over the past five years, its officers and directors have purchased shares of its common stock for $.01 and $0.001 per share. See Item 26, Recent Sales of Unregistered Securities, below.

Following is a table detailing dilution to investors if 10%, 50%, 75%, or 100% of the offering is sold.

	10%	50%	75%	100%
Net Tangible Book Value Per Share Prior to Stock Sale	.0046	.0046	.0046	.0046
Net Tangible Book Value Per Share After Stock Sale	.0073	.0166	.0216	.0260
Increase in Net Book Value Per Share Due to Stock Sale	.0027	.0120	.0170	.0214
Loss (subscription price of $.10 less net tangible book value per share)	.0927	.0834	.0784	.0740

Item 7. Selling Security Holders

Our current shareholders are not selling any of the shares being offered in this prospectus.

Item 8. Plan of Distribution

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making. The Officers and Directors of the Company, Mr. Denis Galbraith, Mrs. Michelle Sedmak and Ms. Tracy Holman, will sell securities on behalf of Anticus in this offering.  They will rely on Rule 3a4-1 to sell Anticus’ securities without registering as broker-dealers.  They primarily perform substantial duties as Officers and Directors for or on behalf of the issuer otherwise than in connection with transactions in securities, and have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every twelve months.

We plan to offer our shares to the public, with no minimum amount to be sold.  The officers, directors and existing shareholders and affiliates will not purchase any shares under this offering.  We will keep the offering open until we sell all of the shares registered, or March 31, 2003, which ever occurs first.

Item 9. Legal Proceedings

Anticus International Corporation is not a party to any pending legal proceedings.

Item 10. Directors, Executive Officers, Promoters and Control Persons

Denis Galbraith, President, Member of the Board, age 53.

Mr. Denis Galbraith is the incorporator of Anticus and has served as President and Director since its inception.  The term of his office is for one year and is renewable on an annual basis.

Mr. Galbraith finished his secondary schooling in 1966 and began apprenticeship training while employed with the Super Value Food Store. In 1970, Denis graduated as a journeyman baker from the British Columbia Institute of Technology (BCIT) located in Burnaby, British Columbia, Canada.

As Mr. Galbraith gained practical experience and expertise, the Company transferred him to various branches within the interior of British Columbia - each move increasing his responsibilities and authority.  With the Super Value Food Store network, Denis worked in the cities of Campbell River, Kitimat, Prince George and metropolitan Vancouver until 1982.

In 1982, Mr. Galbraith accepted the position as Store Bakery Manager with Extra Foods Ltd., a food store chain centered in Vancouver, British Columbia. As a department manager, he was responsible for hiring and managing the entire bakery staff, which peaked at 16 employees. After over thirty years as a baker and bakery manager, Denis retired from the industry in 1998.

October 1998, Denis was invited to develop a new retail outlet division for Canadian Ranch & Farm Inc, a privately held company in the business of marketing equipment parts and supplies.  After considerable due diligence, it was determined that the company would not establish the new division.  In February 2000, the company was sold.

Returning to British Columbia in March 2000, Mr. Galbraith purchased a 50% interest in Mug’ a Java Bean & Bistro. Based on his strong philosophy that superior service is the key to the food services industry, Denis and his partner have taken this business, located in Kelowna, British Columbia, from a struggling enterprise to a vibrant business, increasing gross sales by 250% in the past two years.

Mr. Galbraith has first-hand knowledge and understanding of the restaurant business. He maintains an active membership with the Restaurant Association of British Columbia. In his desire to perfect his craft and skill as a restaurateur, he has considered how to increase corporate profits, maintain staff that is well paid and service oriented, as well as build a satisfied clientele. These qualities and skills give him the background necessary in order to develop the direction and fundamental objectives of Anticus.

As President of our Company, he has assumed the leadership role and accepted overall responsibility for the development of the Company.  Mr Gailbraith currently spends about ten percent (10%) of his working day doing Anticus work. He will continue to make our company a primary priority and devote whatever time is necessary to make the business a success.

Mr. Galbraith is not an officer or director of any reporting company that files annual, quarterly, and periodic reports with the United States Securities and Exchange Commission.

Michelle Sedmak, Secretary/Treasurer, Member of the Board of Directors, age 31.

Mrs. Michelle Sedmak became an Officer and Director of Anticus on July 15, 2002.  The term of her office is for one year and is renewable on an annual basis.

Mrs. Michelle Sedmak is the daughter of Mr. Denis Galbraith.

Michelle graduated from Queen Elizabeth Senior Secondary School in Surrey, British Columbia, Canada, in June 1989, and continued to pursue her interest in the travel and hospitality industry.  As an adult student, Michelle spent a year studying full-time in order to graduate with a Certificate in Advanced Travel with an Airline Diploma.  She also completed Access Endorsed Level I. Mrs. Sedmak has participated in the Super Host Program sponsored by the Province of British Columbia.

Michelle helped support herself while attending high school.  During the winter, she worked part time at Burger Haven in Surrey, British Columbia. The summer of 1988, Michelle worked in the sales department of Nationwide Carpet Cleaning and the summer of 1989 was spent caring for elderly patients at Com Care Canada.  Both companies are located in Surrey, British Columbia.

Although Mrs. Sedmak developed an interest in the hospitality industry while still attending high school (evidenced by her choice to study food preparation and presentation as a high school elective), her career began in earnest in August 1989 with a job as server with the World Famous Do-Nut Shop in Surrey, British Columbia.

One year later, with a shift in career focus, Michelle concentrated on developing her inter-personal skills by seeking and acquiring employment as a service clerk and cashier with Toys Plus More (also located in Surrey, British Columbia).  Two years later, she accepted a position in the sales department of Wal-Mart in Surrey, British Columbia.  Mrs. Sedmak enjoyed working with the public and remained with Wal-Mart from 1992 until 1998, when her family moved to the interior of British Columbia.

After the move and in keeping with her sales experience, Michelle found a job with Liquidation World in Kelowna, British Columbia, and remained in their employ until the spring of 2000.

Returning to the hospitality industry once again, Michelle Sedmak started work in April 2000 at the Mug’ a Java & Bistro.  Michelle’s appointment as waitress manager (a position she still holds) has given her opportunity for creative input in the daily operation of the Company and has allowed her to make an integral contribution to the remarkable success of this family-run business.

As a mother of one, Michelle finds satisfaction in balancing her chosen career with family responsibilities.

By resourcing her accumulated knowledge within the hospitality industry as well as her formal training and experience in individual instruction, Mrs. Sedmak will be invaluable to our company.   Michelle will assist in the development of the curriculum as well as in the classroom instruction. In working with the Company, she is also responsible for maintaining the books and records.  She is currently devoting thirty percent (30%) of her time on Anticus responsibilities.

Mrs. Sedmak is not an officer or director of any reporting company that files annual, quarterly and periodic reports with the United States Securities and Exchange Commission.

Tracy Holman, Member of the Board of Directors, age 35.

Ms. Tracy Holman became a director of Anticus July 15, 2002.  The term of her office is for one year and is renewable on an annual basis.

Tracy Holman graduated from Severna Park High, Saverna, Maryland, in 1985 and went on to attend the University of Maryland for one year where she completed a business course in Retail Management.  In 1988, Ms. Holman, with her husband, established and managed Phillip Printing, a printing company in Toronto, Ontario, Canada for two years.  This was a home-based business, which continued to grow under Ms. Holman’s personal direction.  She decided to close the business after her husband passed away.  Ms. Holman remarried and, with her new husband, in 1994, began a company called Fun-Care Day Spa.  They established a day spa facility in the Toronto marketplace.  In 1995, Ms. Holman was instrumental in helping the company to expand into the Calgary marketplace in Alberta.

After selling her interest in the ‘Day Spa’ business in 1996, Tracy took an employment position as Store Manager with Mariposa, a clothing retailer, in one of their locations in Calgary, Alberta.  In 1999, she moved to Kelowna, British Columbia, to take a position as Store Manager in the clothing store, Concrete Image, a privately owned company.  In her position, Tracy fulfills duties of purchasing agent, marketer, and staff trainer and has the responsibility of managing human resources.

Ms. Holman will provide valuable experience in the development of Anticus.  She will assist in the development of the curriculum as well as in the classroom instruction.  Ms. Holman will provide whatever time is necessary to effectively carry out his duties.  She is currently devoting five percent (5%) of her time to Anticus.  She is prepared to give the Company up to 25 percent (25%) of her time in the long term, and as much as 50 percent (50%) during the critical first 6 months of operations.

Ms. Holman is not an officer or director of any reporting company that files annual, quarterly and periodic reports with the United States Securities and Exchange Commission.

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following is a table detailing the current shareholders of Anticus owning 5% or more of the common stock, and shares owned by Anticus’ Directors and Officers:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Denis Galbraith Director, President 1480 Oak Ridge Road Kelowna, British Columbia, V1W 3A9	1,600,000	61.54%
Common	Michelle Sedmak Director, Secretary/Treasurer Apt. 110, 1777 Water Street Kelowna, British Columbia, V1K 1K4	400,000	15.38%
Common	Tracy Holman Director 1119 Hudson Road Kelowna, British Columbia, V1Z 1J2	600,000	23.08%
Common	Directors and officers as a group (3)	2,600,000	100%

Item 12. Description of Securities

Common Stock

Our amended Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock with $.001 par value.  Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote.  Cumulative voting for the election of directors is not permitted by the By-Laws of Anticus.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of Anticus’ common stock are issued, the relative interest of then existing stockholders may be diluted.

Shareholders

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

Item 13. Interest of Named Experts and Counsel

Anticus has not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in Anticus, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee, of Anticus.

Item 14. Disclosure of Commission Position of Indemnification for Securities Liabilities

According to Section 10 of Anticus International Corporation’s bylaws, the Company is authorized to indemnify its directors, officers, agents and employees to the fullest extent authorized under Nevada Law subject to certain specified limitations.  As permitted by Nevada Revised Statutes, the Company may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being, or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence, or willful misconduct. Insofar as indemnification for liabilities originates under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 15. Organization Within Last Five Years

See Certain Relationships and Related Transactions, Item 19, below.

Item 16. Description of Business

Business Development

Anticus International Corporation was incorporated on May 1, 2002, in the State of Nevada.  While our name contains the word ‘International’, we do not currently conduct international operations. However, should our business plan be successfully implemented, we will be expanding our operations internationally, particularly within North America.  We have not yet begun our educational operations and we currently have no revenue and no significant assets.  Our company has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.  Since becoming incorporated, Anticus has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.  Anticus is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Neither Anticus nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

The business of the issuer is to provide the food service industry with specialized educational programs designed to maximize food service profit potential and customer loyalty.  The Company believes that there is a need to train restaurant staff to reach a standard of excellence that will result in increased profit for the restaurant owner, increased income for the staff and increased customer satisfaction.

It is important for restaurant staff to understand the psychology of people going out for dinner.  They are not only expecting good food, they are also looking for a pleasurable experience.  Consequently, the restaurant employee will receive compensation not only for their ability to serve but also for their ability to interact.  Not only must food preparation and presentation be appetizing and gratifying, the food experience must also promote the dynamics between server and customer.  The result should be a satisfying experience for the customer, profitability for the restaurant owner, and increased remuneration (tips) to the server.  The server must learn to “put the sizzle in the steak”; put the individual elements into a seamless enjoyable experience.

Each server is a representative of the restaurant and in that capacity must learn to satisfy the objectives of the owner.  He is also the liaison between the consumer and the kitchen staff.  Additionally, he is self-employed to the extent that he needs to master the art of giving the customer satisfaction in order to maximize the gratuity by virtue of his ability to indulge each customer individually through attentive enthusiasm and efficient service.

Principal Products and Services

We are in the process of establishing ourselves as a specialty educational service for the hospitality industry.  We intend to provide job-related training to entry-level employees as well as to employees of small to medium sized food service establishments.  In addition, we intend to provide a pool of available trained prospective employees for placement agencies.

Our instruction will include a basic understanding of the restaurant business and the objectives of the restaurateur.  We expect to help servers improve to their skills and to maximize their earning potential through self-development instruction and appropriate goal setting.  Servers that excel in their position are intuitive and perceptive, responding appropriately to the needs and desires of their customers.

Efficient time management will increase productivity and will improve customer satisfaction.  Our students will become conversant with standard restaurant software and awareness of safe handling and food preparation.

Our intensive two-week training will involve 42 hours of classroom instruction, which will include discussion groups and hands-on use of software, followed by 18 hours of work experience.

The Market

We intend to target inexperienced high school students as well as job-change seekers.  Many people consider being a server as only a transitional job.  Our intention is to show the value to making this a career position, as an accomplished server is able to find suitable employment almost anywhere in the world.  Further, we would be able to assist our students in finding suitable employment, either through our own database or through strategic alliances with employment placement agencies.  We also believe that many small independent food establishments would benefit from using our services to improve the effectiveness of their current staff.

Competition and Competitive Strategy

Since the majority of franchise eateries and large restaurant chains have their own intensive training programs, the need for industry-specific training is clear.  We intend to specialize by catering to small establishments with no facilities or management resources to improve the caliber of their servers.

Distribution

Depending on the Company’s success at raising capital, we plan to work with various community leagues, high schools, government agencies, local businessmen and community colleges.  After adequate enrollment is confirmed, each session will proceed.  Since we will be using temporary premises, we anticipate only offering our service to any given community once each year. It is our intention to concentrate our efforts initially on small to medium sized Canadian cities in Alberta and British Columbia.

Sources and Availability of Products and Supplies

Our directors intend to develop the entire course of studies for our students.  Our directors have both extensive industry-related experience as well as access to numerous educational materials.  Since the education system in Western Canada is highly developed, supplies and visual aids are readily available for our use.

Dependence on One or a Few Major Customers

This business is not the type of business that is, or can be, dominated by one or a small number of customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry, or any of the educational services that we plan to provide that would give cause for any patent, trademark or license infringements or violations.  Our Company has also not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.  Our course materials, where applicable, will be fully protected by copyright.

Governmental Controls and Approvals

As a training service, the major area for government control or need for government approval would be concerning business licensing, labor and occupational health and safety standards.  Our Officers and Directors are aware of the various requirements in this regard and will make the necessary arrangements as the business grows and employees are hired.

Existing or Probable Government Regulations

Other than the licensing requirements discussed above, there are no other types of government regulations existing or being contemplated that would adversely affect our Company's ability to operate.

Research and Development Activities and Costs

Our Company has no plans to undertake any research and development activities during the term of this prospectus.

Compliance With Environmental Laws

There are no environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that address issues specific to our business.

Facilities

We do not own or rent facilities of any kind. At present we are operating from our principal office address that is located within the offices of our President, who provides this space free of charge. We will continue to use this space for our executive offices for the foreseeable future.

Employees

Our company has no employees at the present time. The Officers and Directors are responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of our growth.

We have no intention of hiring employees until the business has been successfully launched and we have sufficient, reliable tuition revenue flowing into the Company from our educational operations.  Our Officers and Directors will do whatever work is necessary to bring our business to the point of being in positive cash flow.  Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization.  We do not expect to hire any employees within the first year of operation.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  The Company uses words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus.  Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, changes in the hospitality business or general economic conditions and those other factors set out in this prospectus.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials on Form 10-K or Form 10-KSB.  We are not currently a fully reporting company, but upon effectiveness of this registration statement, will be required to file reports with the SEC pursuant to the Exchange Act.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Item 17. Plan of Operation

Anticus is a development stage company with no operations, no revenue, no financial backing and few assets.  Our plan of operations is to establishing ourselves as a specialty educational service for the hospitality industry.  We intend to provide training that is job-related for both entry-level employees as well as employees of small to medium sized food service businesses.  In addition, we intend to provide a pool of available trained prospective employees for placement agencies.

We currently do not have the $75,000 needed to develop our web site, develop our instructional material, or market our service. Nor do we have a source to supply the necessary funding if we are unsuccessful in raising the capital through this offering.  Anticus believes it will take from two (2) to three (3) months to raise capital for completion of the development of the business after this prospectus becomes effective.

We intend to design and build our website as soon as sufficient funds are available from this offering.  We are presently evaluating certain potential domain names, all of which contain the word ‘anticus’.  Once a decision has been made regarding a domain name, registration of our website domain name will be implemented.

The website will provide basic information and facts about the services we are offering.  It will provide us with exposure to the general marketplace.  The website will have the facility for prospective customers to contact us with questions and inquiries.

Web server space will be contracted from a local internet service provider (ISP), which has recently been chosen. The Company will be required to purchase a computer during the first year of operations.

During the first stages of the Company’s growth the Officers and Directors will provide all the labor required to develop the curriculum and lead the training sessions - at no charge. Since we intend to operate with very limited administrative support, the Officers and Directors will continue to be responsible for these duties for at least the first year of operations.

Our marketing strategy will be to offer local businesses and entry-level employees with short-term, intensive training in the food services industry.

How long Anticus will be able to satisfy its cash requirements, and whether we will require additional outside funding in the next twelve months depends on how quickly our company can generate tuition revenue and how much revenue can be generated.  At the present time we only have funds available to complete the expenses of this offering.  However, should we raise the entire $75,000 we are seeking from this offering, management is of the opinion that no further funds need be required for the operation of the Company’s business for the twelve month period following the completion of this offering.

If we are unable to raise additional funding through this offering or from other sources, we will not be able to survive more than several months.  In that event, it will be critical that we begin to realize tuition revenues as quickly as possible.  We will require additional funding from either outside sources or from tuition revenues to survive past our first year of operation.

We are confident we can meet our financial obligations and pursue our plan of operations if we can either raise additional funding through this offering, or begin collecting tuition revenues within the next six months of this prospectus becoming effective.

Our Directors and Officers have undertaken considerable research to date establishing the basis of our development of training programs specifically designed for servers.  Additionally we have confirmed the availability of suitable classroom space for lease on a weekly basis in various junior colleges in Western Canada.

Our Company has no plans to undertake product research and development during the term covered by this prospectus.  There are also no plans or expectations to purchase or sell any significant equipment in the first year of operations.  Management also has no intention of hiring any employees during the first year of operations.

During the first year of operations, we will concentrate our efforts exclusively on building our client base in the numerous cities within the Provinces of Alberta and British Columbia. As we gain experience, and develop  sufficient revenues from sales, we may consider expanding our business within the region and possibly to other locations within Canada.  At present we have no plans to expand outside Canada.

Expenditures

The following chart provides an overview of our budgeted expenditures by major area of activity, for the twelve (12) month period upon effectiveness of this prospectus.  The discussion is based on the premise we will raise the entire $75,000 we are seeking from this offering.  Please refer to Item 4, Use of Proceeds for a discussion on how we will allocate funds in the event we are unable to raise the entire offering objective.

Expenses

Curriculum Development

Educational and Training Material

Training Expense

Website Development

Website Hosting and Telecom

Marketing and Promotional Expenses

Travel and Accommodations

Legal and Accounting Fees

Consulting and Professional Fees

Furniture and Equipment

Miscellaneous Administrative Costs

Total

15,000 9,000 4,000 5,000 3,000 10,000 8,000 6,000 6,000 5,000 4,000 $75,000

The above expenditure items are defined as follows:

Curriculum Development: This expense refers to the cost of development of the curriculum that we intend to use in our student training sessions.

Educational and Training Material: This expense will provide the funds necessary to develop the student manuals as well as visual aids for use during classroom instruction.  It will include the cost of purchasing appropriate software for the training sessions.

Training Expense: This expense will provide the funds necessary for a minimal amount of service specific training for personnel.  It will cover items such as room and equipment rental for training seminars, copying and printing costs for training manuals and other material.

Website Development:  This expense is the cost associated with development of our website. Since the website will be used as a means to promote our service, preliminary website development will begin as soon as we have the funds available.

Website Hosting and Telecom:  This item refers to the cost of hosting our website and basic monthly telephone and fax communication services.  The amount indicated covers the first year of operations.

Marketing and Promotional Expenses:  This item refers to the cost of a basic marketing campaign and the provision of a minimal amount of educational product information to our customers and interested businesses and individuals.  We expect to be incurring these costs beginning during the second month of operations after the effective date of this registration, and continuing throughout the remainder of the year.

Travel and Accommodations: These costs are for travel that will be necessary to establish facilities for classroom instruction.  It will include travel costs incurred developing strategic alliances with employment placement agencies, secondary schools, government agencies as well as recruiting potential students and clients.

Legal and Accounting Fees:  This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company.  We expect to be making these expenditures throughout the year, commencing on the effective date of this registration.

Consulting and Professional Fees: This expenditure item refers to the total cost of consulting with industry experts.

Furniture and Equipment:  This expenditure refers to items such as a computer, visual aid equipment, tables and chairs, and other similar items.  Our Company expects to be making these purchases during the second month of operation after the effective date of this registration.

Miscellaneous Administrative Costs:  This expense refers to any small miscellaneous costs that have not been otherwise listed - such as bank service charges and sundry items.  This amount will cover such costs during the first year of operation.

Item 18. Description of Property

Anticus does not own any property, real or otherwise.  For the first year, we will conduct our administrative affairs from the President's personal office, at no cost to the Company.

We do not have any investments or interests in any real estate.  Our company does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Item 19. Certain Relationships and Related Transactions

There are no promoters being used in relation to this offering.  No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us.  No assets will be, nor are expected to be, acquired from any promoter on behalf of our company.  We have not entered into any agreements that require disclosure to our shareholders.

Item 20. Market for Common Equity and Related Stockholder Matters

Market Information

Currently there is no public trading market for our stock, and we have not applied to have Anticus’ common stock listed.  We intend to apply to have our common stock quoted on either the OTC Bulletin Board or the Pink Sheets.  No trading symbol has yet been assigned.

Rules Governing Low-Priced Stocks that May Effect Ability to Resell Shares

Our Common Stock is currently considered a “penny stock” under federal securities laws since its market price is below $5.00 per share.  Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock.  If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser.  These rules may affect the ability of broker-dealers to make a market in, or trade our shares.  In turn, this may make it very difficult for investors to resell those shares in the public market.

Holders

As of the filing of this prospectus, we have three (3) shareholders of record of Anticus common stock.

Rule 144 Shares.

A total of 2,600,000 shares of the common stock will be available for resale to the public after July 15, 2003 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of Anticus common stock then outstanding which, in case, will equal approximately 33,500 shares as of the date of this prospectus; or the average weekly trading volume of Anticus common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about Anticus. Under Rule 144(k), a person who is not one of Anticus’ affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, all of the 2,600,000 shares which may be sold pursuant to Rule 144 after July 15, 2003, are held by persons who are Anticus affiliates.

Dividends.

As of the filing of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit the ability of Anticus to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend: Anticus would not be able to pay its debts as they become due in the usual course of business; or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Difficulty To Resell Anticus Stock, As The Company Has No Expectations To Pay Cash Dividends In The Near Future

The holders of our common stock are entitled to receive dividends when, and if, declared by the Board of Directors.  We will not be paying cash dividends in the foreseeable future, but instead we will be retaining any and all earnings to finance the growth of our business.  To date, we have not paid cash dividends on our common stock.  This lack of an ongoing return on investment may make it difficult to sell our common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

Item 21. Executive Compensation

The Executive Officers do not currently receive and are not accruing any compensation.

Item 22. Financial Statements

The audited financial statements of Anticus appear on pages F-1 through F-8:

Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

None, not applicable.

ANTICUS INTERNATIONAL CORPORATION

FINANCIAL STATEMENTS

(From date if inception, May 1, 2002, to September 30, 2002)

INDEX

PAGE

AUDITOR’S REPORT

F-2

BALANCE SHEET

- As at September 30, 2002

F-3

STATEMENT OF DEFICIT

- For the period ended September 30, 2002

F-4

STATEMENT OF OPERATIONS

- For the period ended September 30, 2002

F-6

STATEMENT OF CASH FLOWS

- For the period ended September 30, 2002

F-6

NOTES TO FINANCIAL STATEMENTS

F-7 – F-8

AUDITOR’S REPORT

To the shareholders of Anticus International Corporation

We have audited the balance sheet of Anticus International Corporation as at September 30, 2002 and the statement of operations, deficit, and cash flows for the financial statement period then ended.  These financial statements are the responsibility of the company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the U.S.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at September 30, 2002 the results of its operations and its cash flows for the financial statement period then ended in accordance with generally accepted accounting principles in the U.S.

COQUITLAM, B.C.

PEACH GODDARD

OCTOBER 9, 2002

CHARTERED ACCOUNTANTS

ANTICUS INTERNATIONAL CORPORATION

BALANCE SHEET

AS AT SEPTEMBER 30, 2002

(Audited)

U.S. Funds

2002

ASSETS

CURRENT

Cash

$      16,018

LIABILITIES

CURRENT

Accounts Payable

3,965

Shareholder’s Loan

            50

$     4,015

SHAREHOLDERS EQUITY (DEFICIENCY)

SHARE CAPITAL (Note 2)

17,000

DEFICIT

       4,997

$   12,003

See Accompanying Notes

ANTICUS INTERNATIONAL CORPORATION

STATEMENT OF DEFICIT

FOR THE PERIOD ENDED SEPTEMBER 30, 2002

(Audited)

U.S. Funds

2002

NET LOSS AND DEFICIT, END OF PERIOD

$      4,997

See Accompanying Notes

ANTICUS INTERNATIONAL CORPORATION

STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED SEPTEMBER 30, 2002

(Audited)

U.S. Funds

2002

REVENUE

$

0

EXPENSES

Attorney Fees

3,500

Organizational Costs

1,000

Audit Fees

300

Licenses and Registrations Fees

165

Office Expenses

LOSS FOR THE PERIOD

$      4,997

LOSS PER SHARE – BASIC

$     (0.00)

See Accompanying Notes

ANTICUS INTERNATIONAL CORPORATION

STATEMENT OF CASH FLOWS

FOR THE PERIOD ENDED SEPTEMBER 30, 2002

(Audited)

U.S. Funds

2002

CASH RESOURCES PROVIDED BY (USED IN) OPERATIONS

Cash flow provided by operations before the under noted

$

(4,997)

Non-cash working capital

     Increase in Accounts Payable

         3,965

(1,032)

FINANCING

Issue of Share Capital

17,000

Shareholder’s loans

$     17,050

NET INCREASE (DECREASE) IN CASH FOR THE PERIOD

$     16,018

See Accompanying Notes

ANTICUS INTERNATIONAL CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2002

(Audited)

U.S. Funds

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

The financial statements are prepared on the historical cost basis in accordance with generally accepted accounting principles.

(a)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount reported in the consolidated financial statements and accompanying notes.  These estimates are based on management’s best knowledge of current events and actions that the company may undertake in the future.

(b)

Revenue recognition

All revenue is recorded and related cost transferred to cost of sales at the time the product is shipped or the service provided.

(c)

Loss per Share

Basic loss per share computations is based on the weighted average number of shares outstanding during the year.  Fully diluted earnings per shares have not bee disclosed, as it is anti-dilutive.

NOTE 2 – SHARE CAPITAL

Authorized

The authorized share capital of the company consists of 75,000,000 Common Shares with par value of one tenth of a cent.

Issued and Outstanding

Number

Amount

Balance, September 30, 2002

2,600,000

$ 17,000.

ANTICUS INTERNATIONAL CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2002

(Audited)

U.S. Funds

NOTE 3 – DATE OF INCORPORATION

The company was incorporated on May 1, 2002 under the laws of the State of Nevada.  The period of reporting is for the five-month period ending September 30, 2002.

NOTE 4 – PROPOSED YEAR END

The company is anticipating setting its year-end as March 31.

NOTE 5 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company has not generated any revenues from its planned principal operations through September 30, 2002.  Without the realization of additional capital it would be unlikely for the Company to continue as a going concern.  The company is currently seeking new investors to raise the needed working capital.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  The Articles of Incorporation do not specifically limit the directors’ immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Anticus’ bylaws provide that we will indemnify the directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the company may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by it to an officer of the company except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

Item 25. Other Expenses of Issuance and Distribution

We have, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$10,000
Audit Fees	3,500
Transfer Agent Fees	1,400
Registration Fees	100
Total	$15,000

Item 26. Recent Sales of Unregistered Securities

We have sold securities within the past three years on four separate occasions without registering the securities under the Securities Act of 1933.

Mr. Denis Galbraith purchased by subscription 1,000,000 shares of common stock from Anticus on May 1, 2002 for $1,000.  No underwriters were used, and no commissions or other remuneration was paid except to the company. The securities were sold in reliance on Regulation D, Section 505 of the Securities Act of 1933.  Mr. Galbraith continues to be subject to Rule 144 of the Securities Act of 1933.

During the period from July 1, 2002 to July 31, 2002, a private offering was completed, under which 1,600,000 shares of common stock were sold by subscription at a price of $.01 per share to 3 shareholders for a total of an additional $16,000.  No underwriters were used, and no commissions or other remuneration were paid except to the company.  The securities were sold in reliance on Regulation D, Section 505 of the Securities Act of 1933.  All shareholders continue to be subject to Rule 144 of the Securities Act of 1933.  Anticus qualified for an exemption from registration under Rule 505 since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933, and the aggregate offering price was less than $1,000,000.

The following table provides details of all stock sales transactions that have taken place during the period from the Company’s formation, on May 1, 2002, to the date of this Registration Statement.

Stock Purchaser’s Name	Date of Purchase	Total Number of Shares Purchased
Denis Galbraith	May 1, 2002	1,000,000
Denis Galbraith	July 15, 2002	600,000
Michelle Sedmak	July 15, 2002	400,000
Tracy Holman	July 15, 2002	600,000
Total		2,600,000

Item 27. Exhibits

Number	Description
3.1.1	Articles of Incorporation.	Included
3.1.2	Amendment to Articles of Incorporation	Included
3.2	Bylaws.	Included
5	Opinion re: Legality.	Included
10.1	Form of Stock Subscription Agreement	Included
23	Consent of Attorney.	Included in Exhibit 5
23(ii)	Consent of Accountant	Included

Item 28. Undertakings

Anticus hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Anticus has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Anticus will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Anticus will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, Province of British Columbia, Canada, on November 22, 2002.

ANTICUS INTERNATIONAL CORPORATION

  /s/ Denis Galbraith

Denis Galbraith

President (Principal Executive Officer), Director

 /s/ Tracy Holman

Tracy Holman

Principal Financial Officer

 /s/ Michelle Sedmak

Michelle Sedmak

Controller

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

 /s/ Michelle Sedmak

November 22, 2002

 Michelle Sedmak

Secretary/Treasurer, Director

/s/ Tracy Holman

November 22, 2002

Tracy Holman

Director

EXHIBIT INDEX

Number	Description
3.1.1	Articles of Incorporation.
3.1.2	Amendment to Articles of Incorporation
3.2	Bylaws.
5	Opinion re: Legality.
10.1	Form of Stock Subscription Agreement
23.1	Consent of Attorney. (Included in Exhibit 5).
23.2	Consent of Accountant